UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant To Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2011

STIFEL FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	001-09305 (Commission File Number)	43-1273600 (IRS Employer Identification No.)

One Financial Plaza

501 North Broadway

St. Louis, Missouri 63102-2102

(Address of principal executive offices, including zip code)

(Registrant's telephone number, including area code): (314) 342-2000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K/A is being filed as an amendment (the "Amendment") to the Current Report on Form 8-K filed by Stifel Financial Corp. (the "Company") on June 3, 2011 (the "Original 8-K"). The Original 8-K was filed to report the results of the matters submitted to a vote at the 2011 annual stockholders meeting held on June 1, 2011 (the "2011 Annual Meeting"). The sole purpose of this Amendment is to disclose the Company's decision regarding the frequency of the stockholder advisory (non-binding) vote on executive compensation. No other changes are being made to the Original 8-K.

Item 5.07(d).    Submission of Matters to a Vote of Security Holders.

As previously reported in the Original 8-K, with respect to the advisory vote regarding the frequency of a stockholder advisory vote on executive compensation, one year received the majority of the votes cast. In light of the voting results and other factors, the Company's Board of Directors has determined that the Company will hold an annual non-binding advisory vote on the compensation of its named executive officers. The Company will hold annual non-binding advisory votes until the Company's Board of Directors elects to hold the next stockholder advisory vote on the frequency of advisory votes, which shall be no later than the Company's annual stockholders meeting in 2017, or until the Company's Board of Directors elects to implement a different frequency for such advisory vote.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STIFEL FINANCIAL CORP.

Date: September 23, 2011	By:	/s/ Ronald J. Kruszewski
Ronald J. Kruszewski
President and Chief Executive Officer